SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2014

Lion Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54906	99-0373067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 State Street, Suite 4000, New York, NY 10004
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 739-0882

Albulastrasse 55, 8048 Alstatten, Switzerland (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On July 22, 2014, Philippe Wagner agreed to transfer his 2,500,000 shares of common stock to Patrick A. Meier for a purchase price of $75,000. The source of the consideration paid to Mr. Wagner was the existing funds of the purchaser. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

In connection with the sale of his controlling interest in the company, Mr. Wagner appointed Patrick A. Meier as our new Director, President, Secretary, Treasurer, CEO, and CFO and then resigned from all officer and director positions, as discussed in Item 5.02, below. In addition, Natasha Waite resigned from her positions as Secretary and Director.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control and the officer and director resignation and appointments described in Item 5.02, below, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of July 22, 2014 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 4,850,000 shares of Common Stock issued and outstanding.

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Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Patrick A. Meier Segelhalde 22 5405 Baden Switzerland	2,500,000	51.46%
	All Officers and Directors as a Group (one person)	2,500,000	51.46%

Common	Other 5% owners
	None.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Annual Report on Form 10-K filed July 11, 2014, and in the Company’s Registration Statement on Form S-1/A filed January 8, 2013, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 22, 2014, the board of directors appointed Patrick A. Meier as our new Director, President, Secretary, Treasurer, CEO, and CFO.

Following this appointment, the board accepted the resignation of Philippe Wagner and Natasha Waite from all officer and director positions. There was no known disagreement with Mr. Wagner or Ms. Waite regarding our operations, policies, or practices.

Patrick Meier is our newly appointed President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, and Director. Mr. Meier has extensive experience in the pharmaceutical industry. From September of 1999 through December of 2012, he served as a sales representative for Roche Pharma Schweiz AG in Basel, Switzerland. From January of 1997 through August of 1999, he was a medical representative for Novartis Pharma Schweiz AG in Bern, Switzerland. From January 1996 through December of 1996, he was a medical representative for Searle SA in Geneve, Switzerland. From January of 1994 through December of 1995, he served as a training supervisor of chemical technicians for F. Hoffmann-LaRoche in Basel, Switzerland. Mr. Meier attended the KLZ Sales Manager School from 1999-2003, and the FEUSI School of Pharmaceutical Consultancy from 1997 to 1998. In addition, he has attended several workshops in sales and communication and sales strategy and tactics at Krauthammer International. In addition, he is a Certified Pharmaceutical Consultant with the Swiss Health Quality Association (SHQA) in Bern, Switzerland.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have a written employment agreement or other formal compensation agreement with Mr. Meier.

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SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

17 State Street

Suite 4000

New York, NY 10004

Phone: (212) 739-0882

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lion Consulting Group Inc.

/s/ Patrick A. Meier

Patrick A. Meier

President and Chief Executive Officer

Date: July 28, 2014

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